Exhibit 10.29

TRADUCCIÓN OFICIAL CERTIFICADA

LEASE CONTRACT EXECUTED BY, “INMOBILIARIA CALIBERT”, S.A. DE C.V., HEREINAFTER MENTIONED AS: “CALIBERT”, REPRESENTED HEREIN BY ITS LEGAL AGENT, ENGINEER JERONIMO BERTRAN PASSANI; AND “INSTRUMENTOS MUSICALES FENDER”, S.A. DE C.V., HEREINAFTER MENTIONED AS: “FENDER”, REPRESENTED HEREIN BY ITS LEGAL AGENT SERGIO ESTEBAN VILLANUEVA RODRIGUEZ; ACCORDING TO THE BACKGROUND, STATEMENTS AND CLAUSES STATED ON THIS DOCUMENT.

B A C K G R O U N D:

I. FENDER and CALIBERT (jointly mentioned herein as “THE PARTIES”), executed a lease agreement on September 4, 2002 with regard to the following warehouses:

For CALIBERT	For FENDER	Location	Monthly rental US Dollars*
1	1	132 Huerta Street, surface 2,000 m2	$6,410.00
2	2	138 Huerta Street, surface 2,000 m2	7,356.00
5	4	279 Huerta Street, surface 2,062 m2	9,306.00
6	5	279 Huerta Street, surface 2,062 m2	10.912.00
9	8	279 Huerta Street, surface 6,600 m2,	37,136.00

... this last location with a space of 880 sq. meters for the fire water tank, for dining room and for mechanic shop, all of them located at the Carlos A. Pacheco Area in Ensenada, Baja California. The expiration date of this contract has been agreed for December 31st, 2007.

II. THE PARTIES executed a lease contract on April 1st, 2003 on the following warehouse:

For CALIBERT	For FENDER	Location	Monthly rental US Dollars*
3	3	144 Huerta Street, surface 2,000 sq. mts.	7,356.00

... all of these warehouses located at Colonia Carlos A. Pacheco in Ensenada, Baja California; expiration date for this contract has been agreed for December 31st, 2007.

III. THE PARTIES agreed on a lease agreement on January 2003 on the following warehouses:

For CALIBERT	For FENDER	Location	Monthly rental US Dollars$*
7	6	279 Huerta Street, surface not mentioned	7,777.00
8	7	279 Huerta Street, surface not mentioned	7,538.00

... All of these properties are located at “Colonia Carlos A. Pacheco” in Ensenada, Baja California; expiration date for this contract has been agreed for December 31st, 2007.

The warehouses described in this Background Section III (the “DW WAREHOUSES”) are now leased by Drum Work Shop, Inc. (or an affiliate of Drum Work Shop. Inc.) (“DW”) pursuant to a separate Lease Contract with CALIBERT. The DW WAREHOUSES are not leased to FENDER pursuant to this Lease Contract.

(* = US Dollars)

TRADUCCIÓN OFICIAL CERTIFICADA

IV. For purposes of this Lease Contract, the warehouses to be leased by FENDER are identified as follows (the “WAREHOUSES”):

WAREHOUSE	Location
1	132 Huerta Street, surface 2,000 m2 (see attached sketch 1)
2	138 Huerta Street, surface 2,000 m2 (see attached sketch 2)
3	144 Huerta Street, surface 2,000 m2 (see attached sketch 3)
4	279 Huerta Street, surface 2,062 m2 (see attached sketch 4)
5	279 Huerta Street, surface 2,062 m2 (see attached sketch 5)
6	279 Huerta Street, surface 6,600 m2 (see attached sketch 6),

... this last location with a space of 880 sq. meters for the fire water tank, for dining room and for mechanic shop, all of them located at the Carlos A. Pacheco Area in Ensenada, Baja California.

For purposes of this Lease Contract, the DW WAREHOUSES are identified as follows:

DW WAREHOUSE	Location
7	279 Huerta Street, surface not mentioned (see attached sketch 7)
8	279 Huerta Street, surface not mentioned (see attached sketch 8)

S T A T E M E N T S:

A. FENDER hereby declares:

To have been established as a corporation according to the Mexican Laws on May 6, 1987, pursuant to Deed N° 47,733, Book 533 recorded at the Notary Public Number 3, in Ensenada, Baja California, by Attorney Carlos Mendoza Dominguez, Adjoin Notary to Notary Public Number 3, of which Attorney Alfredo Gonzalez is the Holder, duly recorded at the Department of Public Records in Ensenada, under File No. 3,128, Sheets 282-283, Volume XV, Commerce Section, on June 19, 1987; and further declares that its legal representative has the legal capacity for such execution.

A.2. FENDER further declares that its representative has the legal capacity to execute this contract according to Deed N° 63,080, Volume 2496, dated September 15, 2006, recorded before Notary Public No. 8 in Tijuana, Baja California, Attorney Ricardo del Monte Nunez.

A.3. FENDER further declares to continue leasing all the WAREHOUSES mentioned above in Background Section IV.

B. CALIBERT hereby declares:

B.1. To have been established according to the Mexican Laws on May 6th, 1987, according to Legal Deed No. 47,733, Book 533, recorded at Notary Public No. 3 in Ensenada, Baja California, with Attorney Alfredo Gonzalez Corral, registered at the Department of Public Records under entry number 3,128, pages 282/283, Book 15 at Business Section.

B2. CALIBERT further declares that CALIBERT has legal capacity to execute this contract according to Deed No. 47,733 dated September 15,2006, recorded at Notary Public No. 3 in Ensenada, Baja California, with Attorney Alfredo Gonzalez Corral.

B.3. CALIBERT further agrees to continue leasing THE WAREHOUSES to FENDER.

TRADUCCIÓN OFICIAL CERTIFICADA

C. The PARTIES hereby declare that with the purpose to facilitate the administration of the lease contracts mentioned above, they want to completely substitute said lease contracts for this contract according to the following:

C L A U S E S:

FIRST. Completion of the lease contracts:

FENDER and CALIBERT hereby agree that according to the agreements of the above mentioned leased contracts, said contracts will be terminated as of December 31st, 2007; having agreed that FENDER will continue leasing THE WAREHOUSES starting January 1st, 2008, according to the terms and conditions agreed on the following clauses of this agreement.

SECOND. Assets matter to this lease contract:

THE WAREHOUSES mentioned above are buildings and property owned by CALIBERT, detailed on the sketch attached to this contract duly signed. Both PARTIES will identify said WAREHOUSES as follows:

WAREHOUSE N° 1:	Located on 132 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 2,500 sq.[2] , (attached 1).

WAREHOUSE N° 2:	Located on 138 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 2,500 sq2, (attached 2).

WAREHOUSE N° 3:	Located on 144 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 2.500 sq2, (attached 3).

WAREHOUSE N° 4:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 2,887.5 sq2, (attached 4).

WAREHOUSE N° 5:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 2,750 sq2, (attached 5).

WAREHOUSE N° 6:	Located on 279 Huerta Street , Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 8,112.5 sq2, (attached 6).

THE DW WAREHOUSES mentioned above are buildings and property owned by CALIBERT, detailed on the sketch attached to this contract duly signed. Both PARTIES will identify said DW WAREHOUSES as follows:

WAREHOUSE N° 7:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total roof surface 2,580 sq2, (attached 7).
WAREHOUSE N° 8:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total roof surface 1,960 sq2, (attached 8).

Both PARTIES agree that the following three areas are additionally described on the above mentioned sketch:

RECREATIONAL AREA:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 840 sq2, identified as letter “H”

PARKING:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 1,624 sq2, identified as letter “I”

ROAD:	Located on 279 Huerta Street, Colonia Carlos A. Pacheco in Ensenada, Baja California, total surface 4,250 sq2, identified as letter “J”

TRADUCCIÓN OFICIAL CERTIFICADA

THIRD: Rental amount:

Both PARTIES agree to set the rental price according to square meters of each WAREHOUSE pursuant to the provisions of Clause Second. FENDER agrees to pay the monthly rental in US Dollars, plus the value added tax according to the following monthly amounts:

I)	WAREHOUSE N° 1 the amount of US$ 6,602.00

II)	WAREHOUSE N° 2 the amount of US$ 7,577.00

III)	WAREHOUSE N° 3 the amount of US$ 7,577.00

IV)	WAREHOUSE N° 4 the amount of US$ 9,585,00

V)	WAREHOUSE N° 5 the amount of US$ 11,239.00

VI)	WAREHOUSE N° 6 the amount of US$ 38,250.00

Consequently with the above stated, FENDER should pay CALIBERT a total monthly rental of US$ 80,830.00 plus the Value Added Tax (IVA).

FOURTH: Assets and property under lease should be used as follows:

The PARTIES hereby agree that FENDER may use THE WAREHOUSES for industrial facilities, for storage, manufacturing, and assembling of all FENDER products, as well as for its offices. CALIBERT may cancel this Lease Contract if FENDER fails to comply with the agreement and uses the WAREHOUSES for any other purpose without prior consent from CALIBERT.

For the effects of the stated on the foregoing paragraph, CALIBERT, prior to this contract, provided FENDER with the following documents:

A. Attached (1) to (8), indicating dimensions of each leased area

B. Attached (9) specifying dimensions on areas subject to commodatum

C . Attached (10) stating the general lines for water and drainage.

D. Attached (11) stating fire system.

FENDER hereby declares that being advised by an expert on this matter, it has reviewed the documents listed above, as well as the current condition of each WAREHOUSE, accepting them as they are, declaring being aware of the scope and risk; therefore keeping CALIBERT free from any liability derived from the condition of said WAREHOUSES.

FIFTH: Increase on rental price:

Both PARTIES agree that the monthly rental payments will increase annually by 3% beginning on January 1, 2009, and on each January 1 thereafter during the Term of this Lease Contract.

Lease payments should be paid in monthly advanced payments to CALIBERT or whoever represents its rights, at the offices located on Ave. Pedro Loyola #             , Colonia              , in Ensenada, Baja California, the first day of each month. FENDER should refrain from retaining any monthly rental neither should request for any reduction, except in case pursuant to the provisions of article 2294 of the Civil Code, therefore FENDER renounces to the rights granted by articles 2295, 2319, and 2364 of the Civil Code.

Should FENDER fail to pay three consecutive monthly rental payments, then CALIBERT may rescind this Lease Contract upon 30 days prior written notice to FENDER with the conventional penalty agreed on clause eighth, without any judicial proceedings, requesting FENDER to vacate the property, and FENDER paying all reasonable legal expenses, if any. As noted above, prior to

TRADUCCIÓN OFICIAL CERTIFICADA

lease rescission, and at any point prior to the rescission of this Lease Contract, Fender may cure the breach of this Lease Contract with no additional penalties or consequences by paying all of the late monies due CALIBERT at that time plus 15% interest. Upon the payment of such late monies plus interest, the Lease Contract may not be rescinded.

If FENDER remains in possession of the WAREHOUSES after the expiration or other termination of the Term, then, at CALIBERT’s option, FENDER shall be deemed to be occupying the WAREHOUSES as a non-fixed term (“tacita reconduccion”) tenant pursuant to Laws, at a monthly rental equal to 115% (1.15) times the monthly rent payable hereunder during the last month of the Term, along with Value Added Tax.

SIXTH. Current conditions of THE WAREHOUSES:

It is hereby stated that all THE WAREHOUSES mentioned above are in good conditions, therefore FENDER renounces to the rights granted by articles 2286, fraction V and 2295 of the Civil Code for the State of Baja California, accepting FENDER to return said WAREHOUSES on the same condition except for the deterioration caused for its good natural use. Otherwise FENDER will pay for the necessary repairs. It is clearly understood that CALIBERT will not pay for any minor repairs.

All of the WAREHOUSES meet the hygiene conditions foreseen by the lay and FENDER agrees to keep such conditions. Any problems with the drainage or anything related to the property will be paid by FENDER.

FENDER will be liable for any damage to the WAREHOUSES, whatever the cause is, either caused by their family, workers, visitors, with exception of natural phenomena (earthquakes, hurricanes, floods, etc.) or damages caused by CALIBERT. Any problems with the drainage system or any other problem related to the property itself, will be solved and paid by FENDER, even though such damages be caused by their use.

SEVENTH. Modifications to THE WAREHOUSES:

FENDER requires written authorization from CALIBERT for any necessary changes or improvements to the WAREHOUSES or to the property under lease. In the event CALIBERT gives authorization to FENDER for any changes or improvements to the WAREHOUSES, such authorization or permit should include the conditions for such changes or improvements; on the understanding that any improvements or construction, if not movable, will remain on the property in favor of CALIBERT, if so decided by CALIBERT, without any compensation for FENDER.

In the event FENDER makes any changes on THE WAREHOUSES or makes any improvements without written permit from CALIBERT, it will be liable pursuant to the provisions of article 2315 of the Civil Code, and CALIBERT will not pay for any improvements, FENDER should remove such improvements if so required by CALIBERT, repairing and paying for any damages, therefore it renounces to the benefits of articles 2297, 2298 and 2321 of the Civil Code.

It is clearly understood by the parties that in the event any or all the WAREHOUSES and their contents suffer any damage caused by deterioration or by any “Acts of God”, and/or destruction of the property caused by natural disasters, such as hurricanes, floods, earthquakes, etc., becoming out of control from any of the contracting parties, each of them should accept any damages to their own property.

EIGHTH. Term of Lease:

Except as provided below, the duration of this Lease Contract is for three years for both PARTIES, starting on January 1st, 2008 and ending on December 31st, 2010 (the “Term”). Notwithstanding the foregoing, FENDER shall have the right to terminate this Lease Contract on and after the end of 24th month of the lease Term with no penalty by providing CALIBERT with at least six (6) months prior written notice. In order to be clear, in order for FENDER to terminate this Lease Contract effective January 1, 2010, it must deliver written notice to CALIBERT no later than July 1, 2009.

TRADUCCIÓN OFICIAL CERTIFICADA

FENDER may request two (2), one (1) year extension terms if both PARTIES agree on the rental value for such renewal term.

In addition:

1. In the event FENDER decides to extend the Term of this Lease Contract, FENDER is required to notify CALIBERT three months in advance before expiration date, in order to enter into an agreement with regard to terms and conditions for the new contract, rental payments will remain in force as it has been stipulated.

2. FENDER should meet all the obligations contained in this document until THE WAREHOUSES are returned to CALIBERT according to the law and the stipulations of this instrument.

3. In the event FENDER decides to vacate some of the WAREHOUSES or all of them before the binding Term agreed by both PARTIES, FENDER should notify CALIBERT in writing at least three months before and have all rental payments current, FENDER will pay CALIBERT, as compensation, the equivalent to 3 months of rental payment.

4. Notwithstanding any provision of this Lease Contract to the contrary, in the event CALIBERT decides to sell any or all THE WAREHOUSES, FENDER will have first purchase option. Should FENDER not be interested in buying THE WAREHOUSES, then CALIBERT will honor the compliance of the binding lease Term for both PARTIES.

CALIBERT covenants and agrees that, upon FENDER’s performance of all the terms, covenants and conditions hereof on FENDER’s part to be performed, FENDER shall have, hold and enjoy the WAREHOUSES, subject to the terms, covenants and conditions of this Lease Contract.

This Lease Contract shall remain valid and binding and in full effect should there be any type of ownership change with the property. Additionally, in the event and to the extent that foreclosure of same could lead to termination of this Lease Contract, CALIBERT shall cause the holder of any such superior mortgage or superior lease to enter into a non-disturbance agreement with FENDER, in such form as the parties mutually agree upon, generally providing that FENDER’s use and possession of the WAREHOUSES will not be disturbed by such party upon a foreclosure or other exercise of a remedy thereunder. CALIBERT may assign the rents and its interest in this Lease Contract to the holder of any mortgage or other loan provider; provided that, FENDER shall have been provided prior written notice of the name and address of any lender or of a lessor under a superior lease. Upon request, FENDER shall give such party notice of any default or breach hereunder by CALIBERT. FENDER agrees to enter into one or more amendment(s) to this Lease Contract required by the holder of any mortgage and provided such amendment(s) neither expands any obligations or liabilities nor contracts any material rights of FENDER hereunder.

5. In the event that the lease for the DW WAREHOUSES is terminated for any reason during the Term of this Lease Contract, then FENDER shall have the option to lease the DW WAREHOUSES from CALIBERT on the same terms and conditions as FENDER leases the WAREHOUSES pursuant to this Lease Contract. Upon the termination of the lease for the DW WAREHOUSES, CALIBERT shall provide written notice to FENDER of such termination. FENDER shall have thirty (30) days from receipt of notice from CALIBERT to exercise its option to lease the DW WAREHOUSES (the “Option Period”). FENDER shall exercise this option by delivering written notice to CALIBERT prior to the expiration of the Option Period. Upon receipt of FENDER’s notice, CALIBERT and FENDER will amend this Lease Contract to reflect the addition of the DW WAREHOUSES. If FENDER does not exercise its option during the Option Period, then FENDER’s option will terminate.

TRADUCCIÓN OFICIAL CERTIFICADA

NINTH. “Commodatum” (loan action) for the RECREATIONAL OR RECESS AREA, PARKING AREA AND ROADS:

Both PARTIES hereby agree that as long as FENDER is leasing the totality of WAREHOUSES N° 4, 5, 6, CALIBERT WILL allow FENDER to use in “commodatum” (loan), the RECREATIONAL AREA, THE PARKING AREA AND THE ROADS mentioned on Clause Second of this Lease contract. In the event FENDER fails to meet this requirement, CALIBERT may dispose of the Recreational Area and the Parking Area, therefore, FENDER will only have access to the roads to the leased WAREHOUSES and to the parking area of such WAREHOUSES.

TENTH. Licences and permits:

It is hereby agreed that FENDER has the obligation to obtain and keep effective all licenses, permits, authorizations, etc., from any authority for the legal operation of the business, especially for the “Use of Land” and “Functioning”; on the understanding that FENDER should obtain such permits.

Should any of THE WAREHOUSES is legally intervened, closed or foreclosed by any authority for any cause imputable to FENDER either for violation of the Law, nonpayment of taxes or by any other reason, FENDER will continue making monthly rental payments. In the event FENDER has to vacate the WAREHOUSE or WAREHOUSES due to foreclosure or legal closing for any cause imputable to FENDER, it is clearly understood that this Lease Contract will become null and void even without a judicial order, besides, any payments paid by CALIBERT in the achievement to obtain THE WAREHOUSE, including reasonable attorney’s fees or payments to personnel in charge of the proceedings, will be reimbursed by FENDER, who will pay the rental payments during the time that the WAREHOUSE is not being used, paying the equivalent to three months of rental payment.

ELEVENTH. Any other payments:

Both PARTIES agree that CALIBERT will pay property taxes on THE WAREHOUSES and any other tax, contribution or cooperation of any kind on the WAREHOUSES will be paid by FENDER, especially payments for utilities bills, such as water and electricity.

TWELFTH. Address:

It is hereby agreed that for any legal effect, the parties declare to have their domiciles as follows: FENDER: Calle Huerta N° 132, Colonia Carlos A. Pacheco, Ensenada, Baja California, renouncing to any present or future jurisdiction, any notification will be served to this domicile.

THIRTEENTH. Courts:

For the legal interpretation of this contract, they agree to be submitted to the courts in Ensenada, Baja California renouncing to their jurisdiction.

Having read the content of this Lease Contract, the PARTIES ratify it and sign it in Ensenada, Baja California, this March 27, 2008.

/s/ Jeronimo Bartran Passani	/s/ Sergio Esteban Villanueva Rodriguez
JERONIMO BARTRAN PASSANI	SERGIO ESTEBAN VILLANUEVA RODRIGUEZ
INMOBILIARIA CALIBERT, S.A C.V.	INSTRUMENTOS MUSICALES FENDER, S.A.C.V.